Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452
Customers Bancorp Reports Results for Fourth Quarter and Full Year 2023
Fourth Quarter 2023 Highlights
•Q4 2023 net income available to common shareholders was $58.2 million, or $1.79 per diluted share; ROAA was 1.16% and ROCE was 15.93%.
•Q4 2023 core earnings* were $61.6 million, or $1.90 per diluted share; Core ROAA* was 1.22% and Core ROCE* was 16.87%.
•CET 1 capital ratio of 12.2%1 at December 31, 2023, compared to 11.3% at September 30, 2023, surpassing 11.0% - 11.5% target.
•TCE / TA ratio* of 7.0% at December 31, 2023, compared to 6.5% at September 30, 2023, achieving stated target.
•Q4 2023 net interest margin, tax equivalent (“NIM”) was 3.31%, compared to Q3 2023 NIM of 3.70%. Q3 2023 NIM included the benefit of outsized discount accretion of roughly 50 basis points. Normalizing for this outsized accretion, Q4 2023 NIM expanded by 11 basis points.
•Total deposits decreased by $275.1 million in Q4 2023 from Q3 2023 with a significant positive mix shift. Q4 2023 core deposit growth of $1.1 billion funded in part the repayment of maturing wholesale CDs of $0.7 billion and the planned outflow of student-related deposit accounts serviced by BMTX of $0.6 billion.
•Total estimated insured deposits were 77%2 of total deposits at December 31, 2023, with immediately available liquidity covering uninsured deposits by approximately 202%.
•Non-performing assets were $27.2 million, or 0.13% of total assets, at December 31, 2023 compared to 0.14% at September 30, 2023. Allowance for credit losses on loans and leases equaled 499% of non-performing loans at December 31, 2023, compared to 466% at September 30, 2023.
•Q4 2023 provision for credit losses on loans and leases of $13.4 million was lower than Q3 2023 largely driven by lower balances in loans held for investment.
•Q4 2023 book value per share and tangible book value per share* both grew by approximately $2.26, or 5.0% over Q3 2023, driven by strong quarterly earnings combined with decreased AOCI losses of $13.2 million over the same time period.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Regulatory capital ratios as of December 31, 2023 are estimates.
[2] Uninsured deposits (estimate) of $5.4 billion to be reported on the Bank's call report, less deposits of $1.1 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $118.0 million.

Full Year 2023 Highlights
•2023 net income available to common shareholders was $235.4 million, or $7.32 per diluted share; ROAA was 1.16% and ROCE was 17.33%.
•2023 core earnings* were $248.2 million, or $7.72 per diluted share; Core ROAA* was 1.22% and Core ROCE* was 18.27%.
•Record 2023 net interest income of $687.4 million.
•CET 1 capital ratio of 12.2%1 at December 31, 2023, compared to 9.6% at December 31, 2022, surpassing 11.0% - 11.5% target.
•TCE / TA ratio* of 7.0% at December 31, 2023, compared to 6.0% at December 31, 2022.
•2023 NIM was 3.29%, an increase of 10 basis points over 2022 NIM of 3.19%.
•Non-performing assets were $27.2 million, or 0.13% of total assets, at December 31, 2023 compared to $30.8 million, or 0.15% of total assets, at December 31, 2022. Allowance for credit losses on loans and leases equaled 499% of non-performing loans at December 31, 2023, compared to 426% at December 31, 2022.
•Book value per share and tangible book value per share* grew year over year by approximately $8.65 or 22.1%, driven by strong 2023 annual earnings combined with the decreased AOCI losses of $26.5 million over the same time period. Tangible book value per share* has grown at a 15% compound annual growth rate (CAGR) over the past 5 years, significantly higher than the regional bank peer median3 of 4%.
•Repurchased 1,379,883 common shares at a weighted-average price of $28.58 for $39.8 million in 2023.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount is included at the end of this document.

[1] Regulatory capital ratios as of December 31, 2023 are estimates.
[2] Uninsured deposits (estimate) of $5.4 billion to be reported on the Bank's call report, less deposits of $1.1 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $118.0 million.

[3] Regional bank peers based on selected 2023 proxy peers with a reporting date on or before January 24, 2024 before market close.

CEO Commentary
West Reading, PA, January 25, 2024 - “We are pleased to share our fourth quarter and full year 2023 results as we continued to execute on our strategic priorities and delivered again for shareholders,” said Customers Bancorp Chairman and CEO Jay Sidhu. “While the banking industry has stabilized following the challenges in early 2023, higher interest rates and less liquidity in the banking system remain headwinds for all banks. We again demonstrated the sustainability of our differentiated deposit franchise by growing core deposits by $1.1 billion in the fourth quarter which funded in part the repayment of maturing wholesale CDs of $743 million and the planned outflow of student-related deposit accounts serviced by BMTX totaling approximately $637 million. Additional liquidity inflows primarily from sales of investment securities were used to payoff $340 million in callable FHLB advances. The core deposit growth was again broad-based with more than 20 different channels increasing balances and roughly half contributing $25 million or more. Non-interest bearing deposits as a percentage of total deposits remained relatively flat at 25%. Excluding the outsized accretion we experienced in the third quarter, our net interest margin continued to expand in the fourth quarter in contrast to the industry trends. Capital levels continued to increase substantially as evidenced by two consecutive quarters with a 50 basis point increase in our TCE / TA ratio* and a 90 basis point increase in our CET 1 ratio. In the last three quarters, we have increased our TCE / TA ratio* by 110 basis points to 7.0% and our CET 1 ratio by 260 basis points to 12.2%. We remain well-positioned to continue strengthening our deposit franchise, improve our profitability, and maintain our capital ratios,” stated Jay Sidhu.
“Our Q4 2023 GAAP earnings were $58.2 million, or $1.79 per diluted share, and core earnings were $61.6 million, or $1.90 per diluted share, considerably above consensus estimates. At December 31, 2023, our deposit base was well diversified, with approximately 77%2 of total deposits insured. We maintain a strong liquidity position, with $8.5 billion of liquidity immediately available, which covers approximately 202% of uninsured deposits2 and our loan to deposit ratio was 74%. We continue to focus loan production where we have a holistic and primary relationship. We are seeing attractive new origination opportunities. We have ample liquidity and capital, which we plan to deploy in 2024, to support the needs of our customers. At December 31, 2023, we had $3.8 billion of cash on hand, which we believe is prudent balance sheet and liquidity management in the current environment. Asset quality remains exceptional with our NPA ratio down slightly at just 0.13% of total assets and reserve levels are robust at over 499% of total non-performing loans at the end of Q4 2023. Our exposure to higher risk commercial real estate such as the office and retail sectors is minimal, each representing only 1% of the loan portfolio. Continued execution on our strategic priorities has positioned us favorably for success in 2024 from a capital, credit, liquidity, interest rate risk and earnings perspective. We will remain disciplined, but opportunistic, with our balance sheet capacity to minimize risk and maintain robust capital levels. We are extremely proud of the progress we made in 2023 and are confident in our risk management capabilities and ability to provide excellent service to our clients in all operating environments. We are excited and optimistic about the opportunities in 2024 and beyond,” Jay Sidhu continued.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Regulatory capital ratios as of December 31, 2023 are estimates.
[2] Uninsured deposits (estimate) of $5.4 billion to be reported on the Bank's call report, less deposits of $1.1 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $118.0 million.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	December 31, 2023	September 30, 2023
Profitability Metrics:
Net income available for common shareholders	$58,223	$82,953	$(24,730)	(29.8)%
Diluted earnings per share	$1.79	$2.58	$(0.79)	(30.6)%
Core earnings*	$61,633	$83,294	$(21,661)	(26.0)%
Core earnings per share*	$1.90	$2.59	$(0.69)	(26.6)%
Return on average assets (“ROAA”)	1.16%	1.57%	(0.41)
Core ROAA*	1.22%	1.57%	(0.35)
Return on average common equity (“ROCE”)	15.93%	23.97%	(8.04)
Core ROCE*	16.87%	24.06%	(7.19)
Adjusted pre-tax pre-provision net income*	$101,884	$128,564	$(26,680)	(20.8)%
Net interest margin, tax equivalent	3.31%	3.70%	(0.39)
Yield on loans (Loan yield)	7.30%	7.87%	(0.57)
Cost of deposits	3.39%	3.24%	0.15
Efficiency ratio	49.08%	41.01%	8.07
Core efficiency ratio*	46.70%	41.04%	5.66
Non-interest expense to average total assets	1.75%	1.62%	0.13
Core non-interest expense to average total assets*	1.67%	1.62%	0.05
Balance Sheet Trends:
Total assets	$21,316,265	$21,857,152	$(540,887)	(2.5)%
Total cash and investment securities	$7,355,156	$7,371,551	$(16,395)	(0.2)%
Total loans and leases	$13,202,084	$13,713,482	$(511,398)	(3.7)%
Non-interest bearing demand deposits	$4,422,494	$4,758,682	$(336,188)	(7.1)%
Total deposits	$17,920,236	$18,195,364	$(275,128)	(1.5)%
Capital Metrics:
Common Equity	$1,500,600	$1,423,813	$76,787	5.4%
Tangible Common Equity*	$1,496,971	$1,420,184	$76,787	5.4%
Common Equity to Total Assets	7.0%	6.5%	0.5
Tangible Common Equity to Tangible Assets*	7.0%	6.5%	0.5
Book Value per common share	$47.73	$45.47	$2.26	5.0%
Tangible Book Value per common share*	$47.61	$45.36	$2.25	5.0%
Common equity Tier 1 capital ratio (1)	12.2%	11.3%	0.9
Total risk based capital ratio (1)	15.3%	14.3%	1.0

(1) Regulatory capital ratios as of December 31, 2023 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)		Twelve Months Ended		Increase (Decrease)
	December 31, 2023	December 31, 2022			December 31, 2023	December 31, 2022
Profitability Metrics:
Net income available for common shareholders	$58,223	$25,623	$32,600	127.2%	$235,448	$218,402	$17,046	7.8%
Diluted earnings per share	$1.79	$0.77	$1.02	132.5%	$7.32	$6.51	$0.81	12.4%
Core earnings*	$61,633	$39,368	$22,265	56.6%	$248,233	$256,415	$(8,182)	(3.2)%
Core earnings per share*	$1.90	$1.19	$0.71	59.7%	$7.72	$7.63	$0.09	1.2%
Return on average assets (“ROAA”)	1.16%	0.55%	0.61		1.16%	1.13%	0.03
Core ROAA*	1.22%	0.81%	0.41		1.22%	1.32%	(0.10)
Return on average common equity (“ROCE”)	15.93%	8.05%	7.88		17.33%	17.40%	(0.07)
Core ROCE*	16.87%	12.36%	4.51		18.27%	20.43%	(2.16)
Adjusted pre-tax pre-provision net income*	$101,884	$81,377	$20,507	25.2%	$416,563	$400,712	$15,851	4.0%
Net interest margin, tax equivalent	3.31%	2.67%	0.64		3.29%	3.19%	0.10
Yield on loans (Loan yield)	7.30%	5.64%	1.66		7.16%	5.00%	2.16
Cost of deposits	3.39%	2.73%	0.66		3.27%	1.31%	1.96
Efficiency ratio	49.08%	49.20%	(0.12)		46.49%	44.81%	1.68
Core efficiency ratio*	46.70%	49.12%	(2.42)		45.45%	43.02%	2.43
Non-interest expense to average total assets	1.75%	1.50%	0.25		1.64%	1.51%	0.13
Core non-interest expense to average total assets*	1.67%	1.50%	0.17		1.62%	1.50%	0.12
Balance Sheet Trends:
Total assets	$21,316,265	$20,896,112	$420,153	2.0%
Total cash and investment securities	$7,355,156	$4,283,565	$3,071,591	71.7%
Total loans and leases	$13,202,084	$15,794,671	$(2,592,587)	(16.4)%
Non-interest bearing demand deposits	$4,422,494	$1,885,045	$2,537,449	134.6%
Total deposits	$17,920,236	$18,156,953	$(236,717)	(1.3)%
Capital Metrics:
Common Equity	$1,500,600	$1,265,167	$235,433	18.6%
Tangible Common Equity*	$1,496,971	$1,261,538	$235,433	18.7%
Common Equity to Total Assets	7.0%	6.0%	1.0
Tangible Common Equity to Tangible Assets*	7.0%	6.0%	1.0
Book Value per common share	$47.73	$39.08	$8.65	22.1%
Tangible Book Value per common share*	$47.61	$38.97	$8.64	22.2%
Common equity Tier 1 capital ratio (1)	12.2%	9.6%	2.6
Total risk based capital ratio (1)	15.3%	12.2%	3.1

(1) Regulatory capital ratios as of December 31, 2023 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	December 31, 2023	% of Total	September 30, 2023	% of Total	December 31, 2022	% of Total
Loans and Leases Held for Investment
Commercial:
Commercial & industrial:
Specialty lending	$5,006,693	38.9%	$5,422,161	40.0%	$5,412,887	35.0%
Other commercial & industrial	1,087,582	8.5	1,115,364	8.2	1,135,336	7.4
Loans to mortgage companies	1,014,742	7.9	1,042,549	7.7	1,447,919	9.4
Multifamily	2,138,622	16.6	2,130,213	15.7	2,213,019	14.3
Commercial real estate owner occupied	797,319	6.2	794,815	5.9	885,339	5.7
Loans receivable, PPP	74,735	0.6	137,063	1.0	998,153	6.5
Commercial real estate non-owner occupied	1,177,650	9.2	1,178,203	8.7	1,290,730	8.3
Construction	166,393	1.2	252,588	1.8	162,009	1.0
Total commercial loans and leases	11,463,736	89.1	12,072,956	89.0	13,545,392	87.6
Consumer:
Residential	484,435	3.8	483,133	3.6	497,952	3.3
Manufactured housing	38,670	0.3	40,129	0.3	45,076	0.3
Installment:
Personal	555,533	4.3	629,843	4.6	964,641	6.2
Other	319,393	2.5	337,053	2.5	413,298	2.7
Total installment loans	874,926	6.8	966,896	7.1	1,377,939	8.9
Total consumer loans	1,398,031	10.9	1,490,158	11.0	1,920,967	12.4
Total loans and leases held for investment	$12,861,767	100.0%	$13,563,114	100.0%	$15,466,359	100.0%

Loans Held for Sale
Commercial:
Multifamily	$—	—%	$—	—%	$4,079	1.2%
Commercial real estate non-owner occupied	—	—	—	—	—	—
Total commercial loans and leases	—	—	—	—	4,079	1.2
Consumer:
Residential	1,215	0.3	1,005	0.7	829	0.3
Installment:
Personal	151,040	44.4	124,848	83.0	133,801	40.8
Other	188,062	55.3	24,515	16.3	189,603	57.8
Total installment loans	339,102	99.7	149,363	99.3	323,404	98.6
Total consumer loans	340,317	100.0	150,368	100.0	324,233	98.8
Total loans held for sale	$340,317	100.0%	$150,368	100.0%	$328,312	100.0%

Total loans and leases portfolio	$13,202,084		$13,713,482		$15,794,671
Loans and Leases Held for Investment
Loans and leases held for investment were $12.9 billion at December 31, 2023, down $701.3 million, or 5.2%, from September 30, 2023. Specialty lending decreased $415.5 million, or 7.7% quarter-over-quarter, to $5.0 billion. Construction loans decreased $86.2 million, or 34.1% quarter-over-quarter, to $166.4 million. Loans to mortgage companies decreased $27.8 million, or 2.7% quarter-over-quarter due to lower mortgage activity. Consumer installment loans held for investment decreased $92.0 million, or 9.5% quarter-over-quarter, to $874.9 million due to the continued build out of the held-for-sale strategy and de-risking of the held-for-investment loan portfolio in 2023.
Loans and leases held for investment of $12.9 billion at December 31, 2023 was down $2.6 billion, or 16.8%, year-over-year, largely driven by reduced balances in PPP loans of $923.4 million, consumer installment loans of $503.0 million, or 36.5% year-over-year, loans to mortgage companies of $433.2 million and specialty lending of $406.2 million.

Loans Held for Sale
Loans held for sale increased $189.9 million quarter-over-quarter, and were $340.3 million at December 31, 2023 due to the continued build out of the held-for-sale strategy in 2023.
Allowance for Credit Losses on Loans and Leases

The following table presents the allowance for credit losses on loans and leases as of the dates and for the periods presented:

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	December 31, 2023	September 30, 2023		December 31, 2023	December 31, 2022
Allowance for credit losses on loans and leases	$135,311	$139,213	$(3,902)	$135,311	$130,924	$4,387
Provision (benefit) for credit losses on loans and leases	$13,420	$17,055	$(3,635)	$13,420	$27,891	$(14,471)
Net charge-offs from loans held for investment	$17,322	$17,498	$(176)	$17,322	$27,164	$(9,842)
Annualized net charge-offs to average loans and leases	0.51%	0.50%		0.51%	0.70%
Coverage of credit loss reserves for loans and leases held for investment	1.13%	1.10%		1.13%	0.93%
Net charge-offs were relatively stable with $17.3 million in Q4 2023, compared to $17.5 million in Q3 2023 and decreased compared to $27.2 million in Q4 2022.
Provision (benefit) for Credit Losses

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	December 31, 2023	September 30, 2023		December 31, 2023	December 31, 2022
Provision for credit losses on loans and leases	$13,420	$17,055	$(3,635)	$13,420	$27,891	$(14,471)
Provision (benefit) for credit losses on available for sale debt securities	103	801	(698)	103	325	(222)
Provision for credit losses	13,523	17,856	(4,333)	13,523	28,216	(14,693)
Provision (benefit) for credit losses on unfunded commitments	(136)	48	(184)	(136)	153	(289)
Total provision for credit losses	$13,387	$17,904	$(4,517)	$13,387	$28,369	$(14,982)
The provision for credit losses on loans and leases in Q4 2023 was $13.4 million, compared to $17.1 million in Q3 2023 and $27.9 million in Q4 2022. The lower provision in Q4 2023 was primarily due to lower balances in loans held for investment.
The provision for credit losses on available for sale investment securities in Q4 2023 was $0.1 million, compared to provision of $0.8 million in Q3 2023 and $0.3 million in Q4 2022.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	December 31, 2023	September 30, 2023	Increase (Decrease)	December 31, 2023	December 31, 2022	Increase (Decrease)
Non-performing assets (“NPAs”):
Nonaccrual / non-performing loans (“NPLs”)	$27,110	$29,867	$(2,757)	$27,110	$30,737	$(3,627)
Non-performing assets	$27,209	$29,970	$(2,761)	$27,209	$30,783	$(3,574)
NPLs to total loans and leases	0.21%	0.22%		0.21%	0.19%
Reserves to NPLs	499.12%	466.11%		499.12%	425.95%
NPAs to total assets	0.13%	0.14%		0.13%	0.15%

Loans and leases (1) risk ratings:
Commercial loans and leases (2)
Pass	$9,955,243	$10,503,731	$(548,488)	$9,955,243	$10,793,980	$(838,737)
Special Mention	196,182	189,329	6,853	196,182	138,829	57,353
Substandard	339,664	280,267	59,397	339,664	291,118	48,546
Total commercial loans and leases	10,491,089	10,973,327	(482,238)	10,491,089	11,223,927	(732,838)
Consumer loans
Performing	1,379,603	1,473,493	(93,890)	1,379,603	1,899,376	(519,773)
Non-performing	18,428	16,665	1,763	18,428	21,591	(3,163)
Total consumer loans	1,398,031	1,490,158	(92,127)	1,398,031	1,920,967	(522,936)
Loans and leases receivable (1)	$11,889,120	$12,463,485	$(574,365)	$11,889,120	$13,144,894	$(1,255,774)

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale and loans receivable, mortgage warehouse, at fair value.
(2)    Excludes loan receivable, PPP, as eligible PPP loans are fully guaranteed by the Small Business Administration.
Over the last decade, the Bank has developed a suite of commercial loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s C&I, loans to mortgage companies, corporate and specialty lending lines of business, and multifamily loans for example, are characterized by conservative underwriting standards and low loss rates. Because of this emphasis, the Bank’s credit quality to date has been incredibly healthy despite an adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, management employs a bottom-up data driven approach to analyze the commercial portfolio.
Total consumer installment loans held for investment at December 31, 2023 were less than 5% of total assets and approximately 7% of total loans and leases held for investment, and were supported by an allowance for credit losses of $56.4 million. At December 31, 2023, the consumer installment portfolio had the following characteristics: average original FICO score of 734, average debt-to-income of 19% and average borrower income of $107 thousand.
Non-performing loans at December 31, 2023 remained relatively stable at 0.21% of total loans and leases, compared to 0.22% at September 30, 2023 and 0.19% at December 31, 2022.
Investment Securities
The investment securities portfolio, including debt securities classified as available for sale (“AFS”) and held to maturity (“HTM”) provides periodic cash flows through regular maturities and amortization, can be used as collateral to secure additional funding, and is an important component of the Bank’s liquidity position.
The following table presents the composition of the investment securities portfolio as of the dates indicated:

(Dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022
Debt securities, available for sale	$2,376,860	$2,746,729	$2,961,015
Equity securities	28,780	26,478	26,485
Investment securities, at fair value	2,405,640	2,773,207	2,987,500
Debt securities, held to maturity	1,103,170	1,178,370	840,259
Total investment securities portfolio	$3,508,810	$3,951,577	$3,827,759

Critically important to performance during the recent banking crisis are the characteristics of a bank’s securities portfolio. While there may be virtually no credit risk in some of these portfolios, holding longer term and lower yielding securities is creating challenges for many banks. Customers’ securities portfolio is highly liquid, short in duration, and high in yield. At December 31, 2023, the AFS debt securities portfolio had a spot yield of 5.12%, an effective duration of approximately 1.5 years, and approximately 41% are variable rate. Additionally, 59% of the AFS securities portfolio was AAA rated at December 31, 2023.
At December 31, 2023, the HTM debt securities portfolio represented only 5.2% of total assets at December 31, 2023, had a spot yield of 4.31% and an effective duration of approximately 3.0 years. Additionally, at December 31, 2023, approximately 39% of the HTM securities were AAA rated and 52% were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	December 31, 2023	% of Total	September 30, 2023	% of Total	December 31, 2022	% of Total
Demand, non-interest bearing	$4,422,494	24.7%	$4,758,682	26.2%	$1,885,045	10.4%
Demand, interest bearing	5,580,527	31.1	5,824,410	32.0	8,476,027	46.7
Total demand deposits	10,003,021	55.8	10,583,092	58.2	10,361,072	57.1
Savings	1,402,941	7.8	1,118,353	6.1	811,798	4.5
Money market	3,226,395	18.0	2,499,593	13.7	2,734,217	15.1
Time deposits	3,287,879	18.4	3,994,326	22.0	4,249,866	23.3
Total deposits	$17,920,236	100.0%	$18,195,364	100.0%	$18,156,953	100.0%
Total deposits decreased $275.1 million, or 1.5%, to $17.9 billion at December 31, 2023 as compared to the prior quarter. Money market deposits increased $726.8 million, or 29.1%, to $3.2 billion and savings deposits increased $284.6 million, or 25.4%, to $1.4 billion. These increases were offset by decreases in time deposits of $706.4 million, or 17.7%, to $3.3 billion, non-interest bearing demand deposits of $336.2 million, or 7.1%, to $4.4 billion and interest bearing demand deposits of $243.9 million, or 4.2%, to $5.6 billion. There was also an outflow of student-related deposit accounts serviced by BMTX of $0.6 billion, including the planned transfer of approximately $430.0 million to a new partner bank on December 1st and expected seasonal outflows of $0.2 billion. The total average cost of deposits increased by 15 basis points to 3.39% in Q4 2023 from 3.24% in the prior quarter largely driven by the increase in market interest rates and a shift in deposit mix during the fourth quarter including the outflow of student-related deposits serviced by BMTX. Total estimated uninsured deposits was $4.2 billion1, or 23% of total deposits (inclusive of accrued interest) at December 31, 2023. Customers is also highly focused on total deposits with contractual term to manage its liquidity profile and the funding of loans and securities.
Total deposits decreased $236.7 million, or 1.3%, to $17.9 billion at December 31, 2023 as compared to a year ago. Non-interest bearing demand deposits increased $2.5 billion, or 134.6%, to $4.4 billion, savings deposits increased $591.1 million, or 72.8%, to $1.4 billion and money market deposits increased $492.2 million, or 18.0%, to $3.2 billion. These increases were offset by decreases in interest bearing demand deposits of $2.9 billion, or 34.2%, to $5.6 billion and time deposits of $962.0 million, or 22.6% to $3.3 billion. The total average cost of deposits increased by 66 basis points to 3.39% in Q4 2023 from 2.73% in the prior year primarily due to higher market interest rates and a shift in deposit mix.
1 Uninsured deposits (estimate) of $5.4 billion to be reported on the Bank's call report, less deposits of $1.1 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $118.0 million.

Borrowings
The following table presents the composition of our borrowings as of the dates indicated:

(Dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022
FHLB advances	$1,203,207	$1,529,839	$800,000
Senior notes	123,840	123,775	123,580
Subordinated debt	182,230	182,161	181,952
Total borrowings	$1,509,277	$1,835,775	$1,105,532
Total borrowings decreased $326.5 million, or 17.8%, to $1.5 billion at December 31, 2023 as compared to the prior quarter. This decrease primarily resulted from the repayment of $340.0 million in callable FHLB advances. As of December 31, 2023, Customers’ immediately available borrowing capacity with the FRB and FHLB was approximately $6.9 billion, of which $1.2 billion of available capacity was utilized in borrowings and $1.1 billion was utilized to collateralize deposits.
Total borrowings increased $403.7 million, or 36.5%, to $1.5 billion at December 31, 2023 as compared to a year ago. This increase primarily resulted from an increase in FHLB advances to ensure ample cash on hand given the heightened liquidity risk in the banking system, particularly among regional banks since early March 2023, net of repayments of $340.0 million and $510.0 million in callable FHLB advances in Q4 2023 and Q3 2023, respectively.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	December 31, 2023	September 30, 2023	December 31, 2022
Customers Bancorp, Inc.
Common Equity	$1,500,600	$1,423,813	$1,265,167
Tangible Common Equity*	$1,496,971	$1,420,184	$1,261,538
Common Equity to Total Assets	7.0%	6.5%	6.0%
Tangible Common Equity to Tangible Assets*	7.0%	6.5%	6.0%
Book Value per common share	$47.73	$45.47	$39.08
Tangible Book Value per common share*	$47.61	$45.36	$38.97
Common equity Tier 1 (“CET 1”) capital ratio (1)	12.2%	11.3%	9.6%
Total risk based capital ratio (1)	15.3%	14.3%	12.2%

(1) Regulatory capital ratios as of December 31, 2023 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Customers Bancorp’s common equity increased $76.8 million to $1.5 billion, and tangible common equity* increased $76.8 million to $1.5 billion, at December 31, 2023 compared to the prior quarter, respectively, primarily from earnings of $58.2 million and decreased unrealized losses on investment securities of $13.2 million (net of taxes) deferred in accumulated other comprehensive income (“AOCI”). Similarly, book value per common share increased to $47.73 from $45.47, and tangible book value per common share* increased to $47.61 from $45.36, at December 31, 2023 and September 30, 2023, respectively.
Customers Bancorp’s common equity increased $235.4 million to $1.5 billion, and tangible common equity* increased $235.4 million to $1.5 billion, at December 31, 2023 compared to a year ago, respectively, primarily from earnings of $235.4 million and decreased unrealized losses on investment securities in AOCI of $26.5 million (net of taxes), partially offset by $39.8 million of common share repurchases. Similarly, book value per common share increased to $47.73 from $39.08, and tangible book value per common share* increased to $47.61 from $38.97, at December 31, 2023 and December 31, 2022, respectively.
At the Customers Bancorp level, the CET 1 capital ratio (estimate), total risk based capital ratio (estimate), common equity to total assets ratio and tangible common equity to tangible assets ratio* (“TCE / TA ratio”) were 12.2%, 15.3%, 7.0%, and 7.0%, respectively, at December 31, 2023.

At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At December 31, 2023, Tier 1 capital (estimate) and total risk based capital (estimate) were 13.7% and 15.3%, respectively.
“Even though we remain well capitalized by all regulatory measures, we are committed to maintaining our CET 1 ratio around 11.5% and growing our TCE / TA ratio* to 7.5% in 2024,” stated Jay Sidhu.

Key Profitability Trends
Net Interest Income
Net interest income totaled $172.5 million in Q4 2023, a decrease of $27.3 million from Q3 2023, primarily due to lower interest income from the acquired Venture Banking portfolio that had outsized discount accretion in Q3 2023.
“We experienced continued momentum in net interest income in the fourth quarter, despite elective reductions in loan balances. Loan balance reductions were in part due to exiting certain credits with less attractive pricing and clients without holistic banking relationships. Excluding the outsized accretion recognized in the third quarter on the acquired loan portfolio from the FDIC, our fourth quarter net interest income was in-line relative to the third quarter,” stated Customers Bancorp President Sam Sidhu.
Net interest income totaled $172.5 million in Q4 2023, an increase of $37.4 million from Q4 2022. This increase was due to higher interest income of $76.3 million on variable rate lower credit risk specialty lending verticals, which included the acquired Venture Banking portfolio, investment securities and interest earning deposits, offset in part by higher interest expenses on deposits and other borrowings of $38.9 million primarily resulting from increased market interest rates and higher average balances of other borrowings. Interest-earning asset growth was primarily driven by an increase in interest earning deposits, offset in part by decreases in PPP loans, as the PPP program was substantially completed in Q1 2023, consumer installment loans and commercial loans to mortgage companies. Total consumer installment loans decreased in Q4 2023 as compared to Q4 2022, as installment loans held for investment decreased primarily for risk management purposes and the implementation of a held-for-sale strategy.
Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	December 31, 2023	September 30, 2023		December 31, 2023	December 31, 2022
Commercial lease income	$9,035	$8,901	$134	$9,035	$8,135	$900
Loan fees	5,926	6,029	(103)	5,926	4,017	1,909
Bank-owned life insurance	2,160	1,973	187	2,160	1,975	185
Mortgage warehouse transactional fees	927	1,018	(91)	927	1,295	(368)
Gain (loss) on sale of SBA and other loans	(91)	(348)	257	(91)	—	(91)
Net gain (loss) on sale of investment securities	(145)	(429)	284	(145)	(16,937)	16,792
Legal settlement gain	—	—	—	—	7,519	(7,519)
Other	860	631	229	860	1,341	(481)
Total non-interest income	$18,672	$17,775	$897	$18,672	$7,345	$11,327

Non-interest income totaled $18.7 million for Q4 2023, an increase of $0.9 million compared to Q3 2023. The increase was primarily due to decreases in losses on sales of loans and investment securities, and increases in death benefits paid by insurance carriers under bank-owned life insurance policies and commercial lease income.
Non-interest income totaled $18.7 million for Q4 2023, an increase of $11.3 million compared to Q4 2022. The increase was primarily due to a decrease of $16.8 million in net loss realized from the sales of investment securities, and an increase in loan fees of $1.9 million resulting from increased servicing-related revenue and unused line of credit fees, partially offset by a $7.5 million gain from a court-approved settlement with a third party PPP service provider in Q4 2022.

Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	December 31, 2023	September 30, 2023		December 31, 2023	December 31, 2022
Salaries and employee benefits	$33,965	$33,845	$120	$33,965	$29,194	$4,771
Technology, communication and bank operations	16,887	15,667	1,220	16,887	18,604	(1,717)
Commercial lease depreciation	7,357	7,338	19	7,357	6,518	839
Professional services	9,820	8,569	1,251	9,820	6,825	2,995
Loan servicing	3,779	3,858	(79)	3,779	4,460	(681)
Occupancy	2,320	2,471	(151)	2,320	3,672	(1,352)
FDIC assessments, non-income taxes and regulatory fees	13,977	8,551	5,426	13,977	2,339	11,638
Advertising and promotion	850	650	200	850	1,111	(261)
Legal settlement expense	—	4,096	(4,096)	—	—	—
Other	4,812	4,421	391	4,812	5,696	(884)
Total non-interest expense	$93,767	$89,466	$4,301	$93,767	$78,419	$15,348

Non-interest expenses totaled $93.8 million in Q4 2023, an increase of $4.3 million compared to Q3 2023. The increase was primarily attributable to increases of $5.4 million in FDIC assessments, non-income taxes and regulatory fees resulting from higher FDIC assessments including the special assessment of $3.7 million, $1.3 million in professional fees and $1.2 million in technology, communication and bank operations mostly due to higher processing and software fees offset by lower servicing fees paid to BMTX. These increases were partially offset by $4.1 million of expenses from a settlement with a third party PPP service provider in Q3 2023. Q4 2023 core non-interest expenses* were $89.4 million, flat over Q3 2023.
Non-interest expenses totaled $93.8 million in Q4 2023, an increase of $15.3 million compared to Q4 2022. The increase was primarily attributable to increases of $11.6 million in FDIC assessments, non-income taxes and regulatory fees resulting primarily from higher FDIC assessments including the special assessment of $3.7 million, $4.8 million in salaries and employee benefits primarily due to higher headcount, annual merit increases and severance, and $3.0 million in professional fees. These increases were partially offset by decreases of $1.7 million in deposit servicing-related expenses mostly due to lower servicing fees and the discontinuation of interchange maintenance fees paid to BMTX offset by higher fees for processing and software as a service, and $1.4 million in occupancy mostly due to lower lease and maintenance expenses.
Taxes
Income tax expense decreased by $1.7 million to $21.8 million in Q4 2023 from $23.5 million in Q3 2023 primarily due to lower pre-tax income, partially offset by lower income tax credits.
Income tax expense increased by $14.7 million to $21.8 million in Q4 2023 from $7.1 million in Q4 2022 primarily due to higher pre-tax income and lower income tax credits.
The effective tax rate for Q4 2023 was 26%, and 24% for the full year 2023. Customers expects the full-year 2024 effective tax rate to be approximately 22% to 24%.

Outlook
“Looking forward, our strategy and risk management principles will remain unchanged. We’re focused on managing risk, strengthening our deposit franchise, further improving our profitability and maintaining our higher capital ratios. Our deposits are expected to grow modestly with continued improvement in the quality of deposits, reducing higher cost wholesale deposits with lower cost core deposits. We see attractive opportunities to deploy securities cash flows and cash into franchise-enhancing loan growth in 2024. Core EPS (excluding PPP)* significantly exceeded our target of $6.00 per diluted share and core return on common equity* was well in excess of our target of 15%. We also achieved the tangible book value per share* target of $45.00, inclusive of the impact of AOCI, a full quarter early, ending at $47.61. The management of non-interest expenses remains a priority for us. However, this will not deter us from making investments in deposit teams and new technologies to support efficient and responsible growth in the future. Operating efficiency has and will continue to be a differentiator of our business model, and we will continue to only make investments that generate long-term positive operating leverage and enable the organization to operate at a mid-40’s efficiency ratio. We remain committed to maintaining a CET 1 ratio around 11.5% in 2024, and growing our TCE / TA ratio* to 7.5%. We are committed to preserving superior credit quality, managing interest rate risk, maintaining robust liquidity, operating with higher capital ratios and generating positive operating leverage,” concluded Sam Sidhu.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Webcast
Date:            Friday, January 26, 2024
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bancorp 4th Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with about $21 billion in assets, making it one of the 80 largest bank holding companies in the US. Through its primary subsidiary, Customers Bank, commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service. In addition to traditional lines such as C&I lending, commercial real estate lending, and multifamily lending, Customers Bank also provides a number of national corporate banking services to Specialty Lending clients. Major accolades include:
•#5 in top-performing banks with assets between $10 billion and $50 billion in 2022 per American Banker list;
•#34 out of the 100 largest publicly traded banks in 2023 per Forbes; and
•#64 on Fortune Magazine’s 2022 list of the 100 fastest growing companies in America.
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments, the impact of COVID-19 and its variants on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2022, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q4 2023 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended December 31, 2023 and the preceding four quarters, and full year 2023 and 2022:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2023	2023	2023	2023	2022	2023	2022

GAAP Profitability Metrics:
Net income available to common shareholders	$58,223	$82,953	$44,007	$50,265	$25,623	$235,448	$218,402
Per share amounts:
Earnings per share - basic	$1.86	$2.65	$1.41	$1.58	$0.79	$7.49	$6.69
Earnings per share - diluted	$1.79	$2.58	$1.39	$1.55	$0.77	$7.32	$6.51
Book value per common share (1)	$47.73	$45.47	$42.16	$41.08	$39.08	$47.73	$39.08
CUBI stock price (1)	$57.62	$34.45	$30.26	$18.52	$28.34	$57.62	$28.34
CUBI stock price as % of book value (1)	121%	76%	72%	45%	73%	121%	73%
Average shares outstanding - basic	31,385,043	31,290,581	31,254,125	31,819,203	32,413,459	31,435,647	32,632,751
Average shares outstanding - diluted	32,521,787	32,175,084	31,591,142	32,345,017	33,075,422	32,158,788	33,547,706
Shares outstanding (1)	31,440,906	31,311,254	31,282,318	31,239,750	32,373,697	31,440,906	32,373,697
Return on average assets (“ROAA”)	1.16%	1.57%	0.88%	1.03%	0.55%	1.16%	1.13%
Return on average common equity (“ROCE”)	15.93%	23.97%	13.22%	16.00%	8.05%	17.33%	17.40%
Net interest margin, tax equivalent	3.31%	3.70%	3.15%	2.96%	2.67%	3.29%	3.19%
Efficiency ratio	49.08%	41.01%	49.25%	47.71%	49.20%	46.49%	44.81%
Non-GAAP Profitability Metrics (2):
Core earnings	$61,633	$83,294	$52,163	$51,143	$39,368	$248,233	$256,415
Adjusted pre-tax pre-provision net income	$101,884	$128,564	$96,833	$89,282	$81,377	$416,563	$400,712
Per share amounts:
Core earnings per share - diluted	$1.90	$2.59	$1.65	$1.58	$1.19	$7.72	$7.63
Tangible book value per common share (1)	$47.61	$45.36	$42.04	$40.96	$38.97	$47.61	$38.97
CUBI stock price as % of tangible book value (1)	121%	76%	72%	45%	73%	121%	73%
Core ROAA	1.22%	1.57%	1.03%	1.05%	0.81%	1.22%	1.32%
Core ROCE	16.87%	24.06%	15.67%	16.28%	12.36%	18.27%	20.43%
Adjusted ROAA - pre-tax and pre-provision	1.90%	2.32%	1.79%	1.72%	1.56%	1.94%	1.99%
Adjusted ROCE - pre-tax and pre-provision	26.82%	36.04%	28.01%	27.33%	24.59%	29.58%	31.16%
Net interest margin, tax equivalent, excluding PPP loans	3.33%	3.75%	3.20%	2.80%	2.87%	3.28%	3.16%
Core efficiency ratio	46.70%	41.04%	47.84%	47.09%	49.12%	45.45%	43.02%
Asset Quality:
Net charge-offs	$17,322	$17,498	$15,564	$18,651	$27,164	$69,035	$66,368
Annualized net charge-offs to average total loans and leases	0.51%	0.50%	0.42%	0.49%	0.70%	0.48%	0.45%
Non-performing loans (“NPLs”) to total loans and leases (1)	0.21%	0.22%	0.20%	0.21%	0.19%	0.21%	0.19%
Reserves to NPLs (1)	499.12%	466.11%	494.46%	405.56%	425.95%	499.12%	425.95%
Non-performing assets (“NPAs”) to total assets	0.13%	0.14%	0.13%	0.15%	0.15%	0.13%	0.15%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	13.7%	12.97%	11.96%	11.31%	11.21%	13.7%	11.21%
Tier 1 capital to risk-weighted assets	13.7%	12.97%	11.96%	11.31%	11.21%	13.7%	11.21%
Total capital to risk-weighted assets	15.3%	14.45%	13.38%	12.64%	12.40%	15.3%	12.40%
Tier 1 capital to average assets (leverage ratio)	8.7%	8.25%	8.00%	8.09%	8.15%	8.7%	8.15%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q4 2023 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of December 31, 2023, our regulatory capital ratios reflected 50%, or $30.8 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Twelve Months Ended
	Q4	Q3	Q2	Q1	Q4	December 31,
	2023	2023	2023	2023	2022	2023	2022
Interest income:
Loans and leases	$239,453	$271,107	$241,745	$244,212	$217,471	$996,517	$743,949
Investment securities	51,074	54,243	48,026	47,316	42,953	200,659	119,236
Interest earning deposits	44,104	43,800	27,624	10,395	6,754	125,923	10,952
Loans held for sale	8,707	4,664	11,149	11,701	1,269	36,221	1,364
Other	2,577	2,526	1,616	1,321	1,200	8,040	9,872
Total interest income	345,915	376,340	330,160	314,945	269,647	1,367,360	885,373

Interest expense:
Deposits	150,307	145,825	136,375	143,930	124,366	576,437	226,239
FHLB advances	18,868	26,485	24,285	10,370	4,464	80,008	11,464
FRB advances	—	—	—	6,286	—	6,286	—
Subordinated debt	2,688	2,689	2,689	2,689	2,688	10,755	10,755
Other borrowings	1,546	1,568	1,540	1,771	2,992	6,425	13,195
Total interest expense	173,409	176,567	164,889	165,046	134,510	679,911	261,653
Net interest income	172,506	199,773	165,271	149,899	135,137	687,449	623,720
Provision for credit losses	13,523	17,856	23,629	19,603	28,216	74,611	60,066
Net interest income after provision for credit losses	158,983	181,917	141,642	130,296	106,921	612,838	563,654

Non-interest income:
Commercial lease income	9,035	8,901	8,917	9,326	8,135	36,179	27,719
Loan fees	5,926	6,029	4,271	3,990	4,017	20,216	12,188
Bank-owned life insurance	2,160	1,973	4,997	2,647	1,975	11,777	15,697
Mortgage warehouse transactional fees	927	1,018	1,376	1,074	1,295	4,395	6,738
Gain (loss) on sale of SBA and other loans	(91)	(348)	(761)	—	—	(1,200)	3,155
Loss on sale of capital call lines of credit	—	—	(5,037)	—	—	(5,037)	—
Loss on sale of consumer installment loans	—	—	—	—	—	—	(23,465)
Net gain (loss) on sale of investment securities	(145)	(429)	—	—	(16,937)	(574)	(23,164)
Legal settlement gain	—	—	—	—	7,519	—	7,519
Other	860	631	2,234	1,084	1,341	4,809	5,885
Total non-interest income	18,672	17,775	15,997	18,121	7,345	70,565	32,272

Non-interest expense:
Salaries and employee benefits	33,965	33,845	33,120	32,345	29,194	133,275	112,365
Technology, communication and bank operations	16,887	15,667	16,407	16,589	18,604	65,550	84,998
Commercial lease depreciation	7,357	7,338	7,328	7,875	6,518	29,898	22,978
Professional services	9,820	8,569	9,192	7,596	6,825	35,177	27,465
Loan servicing	3,779	3,858	4,777	4,661	4,460	17,075	15,023
Occupancy	2,320	2,471	2,519	2,760	3,672	10,070	13,606
FDIC assessments, non-income taxes and regulatory fees	13,977	8,551	9,780	2,728	2,339	35,036	8,869
Advertising and promotion	850	650	546	1,049	1,111	3,095	2,541
Legal settlement expense	—	4,096	—	—	—	4,096	—
Other	4,812	4,421	5,628	4,530	5,696	19,391	16,784
Total non-interest expense	93,767	89,466	89,297	80,133	78,419	352,663	304,629
Income before income tax expense	83,888	110,226	68,342	68,284	35,847	330,740	291,297
Income tax expense	21,796	23,470	20,768	14,563	7,136	80,597	63,263
Net income	62,092	86,756	47,574	53,721	28,711	250,143	228,034
Preferred stock dividends	3,869	3,803	3,567	3,456	3,088	14,695	9,632
Net income available to common shareholders	$58,223	$82,953	$44,007	$50,265	$25,623	$235,448	$218,402

Basic earnings per common share	$1.86	$2.65	$1.41	$1.58	$0.79	$7.49	$6.69
Diluted earnings per common share	1.79	2.58	1.39	1.55	0.77	7.32	6.51

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
ASSETS
Cash and due from banks	$45,210	$68,288	$54,127	$77,251	$58,025
Interest earning deposits	3,801,136	3,351,686	3,101,097	1,969,434	397,781
Cash and cash equivalents	3,846,346	3,419,974	3,155,224	2,046,685	455,806
Investment securities, at fair value	2,405,640	2,773,207	2,824,638	2,926,969	2,987,500
Investment securities held to maturity	1,103,170	1,178,370	1,258,560	870,294	840,259
Loans held for sale	340,317	150,368	78,108	424,057	328,312
Loans receivable, mortgage warehouse, at fair value	897,912	962,566	1,006,268	1,247,367	1,323,312
Loans receivable, PPP	74,735	137,063	188,763	246,258	998,153
Loans and leases receivable	11,889,120	12,463,485	12,637,768	13,145,352	13,144,894
Allowance for credit losses on loans and leases	(135,311)	(139,213)	(139,656)	(130,281)	(130,924)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	12,726,456	13,423,901	13,693,143	14,508,696	15,335,435
FHLB, Federal Reserve Bank, and other restricted stock	109,548	126,098	126,240	124,733	74,196
Accrued interest receivable	114,766	123,984	119,501	123,754	123,374
Bank premises and equipment, net	7,371	7,789	8,031	8,581	9,025
Bank-owned life insurance	292,193	291,670	290,322	339,607	338,441
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	366,829	358,162	471,169	374,609	400,135
Total assets	$21,316,265	$21,857,152	$22,028,565	$21,751,614	$20,896,112

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$4,422,494	$4,758,682	$4,490,198	$3,487,517	$1,885,045
Interest bearing deposits	13,497,742	13,436,682	13,460,233	14,236,100	16,271,908
Total deposits	17,920,236	18,195,364	17,950,431	17,723,617	18,156,953
FHLB advances	1,203,207	1,529,839	2,046,142	2,052,143	800,000
Other borrowings	123,840	123,775	123,710	123,645	123,580
Subordinated debt	182,230	182,161	182,091	182,021	181,952
Accrued interest payable and other liabilities	248,358	264,406	269,539	249,168	230,666
Total liabilities	19,677,871	20,295,545	20,571,913	20,330,594	19,493,151

Preferred stock	137,794	137,794	137,794	137,794	137,794
Common stock	35,459	35,330	35,301	35,258	35,012
Additional paid in capital	564,538	559,346	555,737	552,255	551,721
Retained earnings	1,159,582	1,101,359	1,018,406	974,399	924,134
Accumulated other comprehensive income (loss), net	(136,569)	(149,812)	(168,176)	(156,276)	(163,096)
Treasury stock, at cost	(122,410)	(122,410)	(122,410)	(122,410)	(82,604)
Total shareholders’ equity	1,638,394	1,561,607	1,456,652	1,421,020	1,402,961
Total liabilities and shareholders’ equity	$21,316,265	$21,857,152	$22,028,565	$21,751,614	$20,896,112

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,191,677	$44,104	5.48%	$3,211,753	$43,800	5.41%	$693,563	$6,754	3.86%
Investment securities (1)	4,007,418	51,074	5.10%	4,240,116	54,243	5.12%	4,061,555	42,953	4.23%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	5,574,149	130,838	9.31%	5,717,252	157,671	10.94%	5,529,567	90,885	6.52%
Other commercial & industrial loans (2)	1,550,201	27,214	6.96%	1,613,614	28,012	6.89%	1,670,000	22,796	5.42%
Commercial loans to mortgage companies	997,353	13,726	5.46%	1,159,698	16,916	5.79%	1,376,760	17,701	5.10%
Multifamily loans	2,131,750	22,347	4.16%	2,141,384	21,292	3.94%	2,235,885	22,481	3.99%
Loans receivable, PPP	115,851	839	2.87%	166,164	604	1.44%	1,065,919	7,249	2.70%
Non-owner occupied commercial real estate loans	1,392,684	20,686	5.89%	1,425,831	21,208	5.90%	1,430,420	18,536	5.14%
Residential mortgages	526,422	5,942	4.48%	528,022	5,965	4.48%	524,344	5,462	4.13%
Installment loans	1,198,043	26,568	8.80%	1,147,069	24,103	8.34%	1,555,108	33,630	8.58%
Total loans and leases (3)	13,486,453	248,160	7.30%	13,899,034	275,771	7.87%	15,388,003	218,740	5.64%
Other interest-earning assets	116,756	2,577	8.75%	134,416	2,526	7.45%	67,907	1,200	7.01%
Total interest-earning assets	20,802,304	345,915	6.61%	21,485,319	376,340	6.96%	20,211,028	269,647	5.30%
Non-interest-earning assets	449,969			492,691			506,334
Total assets	$21,252,273			$21,978,010			$20,717,362
Liabilities
Interest checking accounts	$5,656,212	$62,041	4.35%	$5,758,215	$58,637	4.04%	$8,536,962	$70,041	3.26%
Money market deposit accounts	2,802,309	29,990	4.25%	2,181,184	22,983	4.18%	3,094,206	21,220	2.72%
Other savings accounts	1,218,118	13,849	4.51%	1,077,298	11,582	4.27%	669,466	3,368	2.00%
Certificates of deposit	3,625,311	44,427	4.86%	4,466,522	52,623	4.67%	3,259,801	29,737	3.62%
Total interest-bearing deposits (4)	13,301,950	150,307	4.48%	13,483,219	145,825	4.29%	15,560,435	124,366	3.17%
Federal funds purchased	—	—	—%	—	—	—%	151,467	1,437	3.76%
Borrowings	1,816,047	23,102	5.05%	2,328,955	30,742	5.24%	819,032	8,707	4.22%
Total interest-bearing liabilities	15,117,997	173,409	4.55%	15,812,174	176,567	4.43%	16,530,934	134,510	3.23%
Non-interest-bearing deposits (4)	4,270,557			4,347,977			2,514,316
Total deposits and borrowings	19,388,554		3.55%	20,160,151		3.48%	19,045,250		2.80%
Other non-interest-bearing liabilities	276,198			306,822			271,129
Total liabilities	19,664,752			20,466,973			19,316,379
Shareholders’ equity	1,587,521			1,511,037			1,400,983
Total liabilities and shareholders’ equity	$21,252,273			$21,978,010			$20,717,362
Net interest income		172,506			199,773			135,137
Tax-equivalent adjustment		398			405			342
Net interest earnings		$172,904			$200,178			$135,479
Interest spread			3.06%			3.48%			2.50%
Net interest margin			3.30%			3.70%			2.66%
Net interest margin tax equivalent			3.31%			3.70%			2.67%
Net interest margin tax equivalent excl. PPP (5)			3.33%			3.75%			2.87%

				(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 3.39%, 3.24% and 2.73% for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, presented to approximate interest income as a taxable asset and excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$2,375,488	$125,923	5.30%	$620,071	$10,952	1.77%
Investment securities (1)	4,057,564	200,659	4.95%	3,992,934	119,236	2.99%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	5,704,220	513,976	9.01%	4,357,995	218,189	5.01%
Other commercial & industrial loans (2)	1,634,937	106,824	6.53%	1,540,435	69,564	4.52%
Commercial loans to mortgage companies	1,179,141	67,660	5.74%	1,682,471	64,413	3.83%
Multifamily loans	2,165,067	85,204	3.94%	1,957,672	73,987	3.78%
Loans receivable, PPP	341,987	26,627	7.79%	1,724,659	79,381	4.60%
Non-owner occupied commercial real estate loans	1,423,929	81,970	5.76%	1,356,086	59,087	4.36%
Residential mortgages	533,213	23,240	4.36%	492,870	19,048	3.86%
Installment loans	1,437,078	127,237	8.85%	1,798,977	161,644	8.99%
Total loans and leases (3)	14,419,572	1,032,738	7.16%	14,911,165	745,313	5.00%
Other interest-earning assets	118,574	8,040	6.78%	64,204	9,872	NM (6)
Total interest-earning assets	20,971,198	1,367,360	6.52%	19,588,374	885,373	4.52%
Non-interest-earning assets	515,185			521,370
Total assets	$21,486,383			$20,109,744
Liabilities
Interest checking accounts	$6,048,797	$241,025	3.98%	$6,853,533	$125,100	1.83%
Money market deposit accounts	2,358,437	93,434	3.96%	4,615,574	57,765	1.25%
Other savings accounts	1,029,951	41,556	4.03%	716,838	6,727	0.94%
Certificates of deposit	4,401,855	200,422	4.55%	1,352,787	36,647	2.71%
Total interest-bearing deposits (4)	13,839,040	576,437	4.17%	13,538,732	226,239	1.67%
Federal funds purchased	3,781	188	4.97%	349,581	5,811	1.66%
Borrowings	2,073,553	103,286	4.98%	792,563	29,603	3.74%
Total interest-bearing liabilities	15,916,374	679,911	4.27%	14,680,876	261,653	1.78%
Non-interest-bearing deposits (4)	3,801,053			3,780,185
Total deposits and borrowings	19,717,427		3.45%	18,461,061		1.42%
Other non-interest-bearing liabilities	272,599			255,911
Total liabilities	19,990,026			18,716,972
Shareholders’ equity	1,496,357			1,392,772
Total liabilities and shareholders’ equity	$21,486,383			$20,109,744
Net interest income		687,449			623,720
Tax-equivalent adjustment		1,568			1,185
Net interest earnings		$689,017			$624,905
Interest spread			3.07%			3.10%
Net interest margin			3.28%			3.18%
Net interest margin tax equivalent			3.29%			3.19%
Net interest margin tax equivalent excl. PPP (5)			3.28%			3.16%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 3.27% and 1.31% for the twelve months ended December 31, 2023 and 2022, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the twelve months ended December 31, 2023 and 2022, presented to approximate interest income as a taxable asset and excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Not meaningful.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialty lending	$5,006,693	$5,422,161	$5,534,832	$5,519,176	$5,412,887
Other commercial & industrial	1,087,582	1,115,364	1,052,145	1,168,161	1,135,336
Loans to mortgage companies	1,014,742	1,042,549	1,108,598	1,374,894	1,447,919
Multifamily	2,138,622	2,130,213	2,151,734	2,195,211	2,213,019
Commercial real estate owner occupied	797,319	794,815	842,042	895,314	885,339
Loans receivable, PPP	74,735	137,063	188,763	246,258	998,153
Commercial real estate non-owner occupied	1,177,650	1,178,203	1,211,091	1,245,248	1,290,730
Construction	166,393	252,588	212,214	188,123	162,009
Total commercial loans and leases	11,463,736	12,072,956	12,301,419	12,832,385	13,545,392
Consumer:
Residential	484,435	483,133	487,199	494,815	497,952
Manufactured housing	38,670	40,129	41,664	43,272	45,076
Installment:
Personal	555,533	629,843	752,470	849,420	964,641
Other	319,393	337,053	250,047	419,085	413,298
Total installment loans	874,926	966,896	1,002,517	1,268,505	1,377,939
Total consumer loans	1,398,031	1,490,158	1,531,380	1,806,592	1,920,967
Total loans and leases held for investment	$12,861,767	$13,563,114	$13,832,799	$14,638,977	$15,466,359

Loans held for sale
Commercial:
Multifamily	$—	$—	$—	$4,051	$4,079
Commercial real estate non-owner occupied	—	—	—	16,000	—
Total commercial loans and leases	—	—	—	20,051	4,079
Consumer:
Residential	1,215	1,005	1,234	821	829
Installment:
Personal	151,040	124,848	76,874	307,336	133,801
Other	188,062	24,515	—	95,849	189,603
Total installment loans	339,102	149,363	76,874	403,185	323,404
Total consumer loans	340,317	150,368	78,108	404,006	324,233
Total loans held for sale	$340,317	$150,368	$78,108	$424,057	$328,312

Total loans and leases portfolio	$13,202,084	$13,713,482	$13,910,907	$15,063,034	$15,794,671

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

Demand, non-interest bearing	$4,422,494	$4,758,682	$4,490,198	$3,487,517	$1,885,045
Demand, interest bearing	5,580,527	5,824,410	5,551,037	5,791,302	8,476,027
Total demand deposits	10,003,021	10,583,092	10,041,235	9,278,819	10,361,072
Savings	1,402,941	1,118,353	1,048,229	924,359	811,798
Money market	3,226,395	2,499,593	2,004,264	2,019,633	2,734,217
Time deposits	3,287,879	3,994,326	4,856,703	5,500,806	4,249,866
Total deposits	$17,920,236	$18,195,364	$17,950,431	$17,723,617	$18,156,953

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of December 31, 2023					As of September 30, 2023					As of December 31, 2022
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Commercial & industrial, including specialty lending (1)	$6,211,105	$4,436	$23,503	0.07%	529.82%	$6,617,508	$5,767	$24,986	0.09%	433.26%	$6,672,830	$1,761	$17,582	0.03%	998.41%
Multifamily	2,138,622	—	16,343	—%	—%	2,130,213	—	15,870	—%	—%	2,213,019	1,143	14,541	0.05%	1272.18%
Commercial real estate owner occupied	797,319	5,869	9,882	0.74%	168.38%	794,815	7,442	10,363	0.94%	139.25%	885,339	2,768	6,454	0.31%	233.16%
Commercial real estate non-owner occupied	1,177,650	—	16,859	—%	—%	1,178,203	—	15,819	—%	—%	1,290,730	—	11,219	—%	—%
Construction	166,393	—	1,482	—%	—%	252,588	—	3,130	—%	—%	162,009	—	1,913	—%	—%
Total commercial loans and leases receivable	10,491,089	10,305	68,069	0.10%	660.54%	10,973,327	13,209	70,168	0.12%	531.21%	11,223,927	5,672	51,709	0.05%	911.65%
Residential	484,435	6,802	6,586	1.40%	96.82%	483,133	6,559	6,802	1.36%	103.70%	497,952	6,922	6,094	1.39%	88.04%
Manufactured housing	38,670	2,331	4,239	6.03%	181.85%	40,129	2,582	4,080	6.43%	158.02%	45,076	2,410	4,430	5.35%	183.82%
Installment	874,926	7,211	56,417	0.82%	782.37%	966,896	7,299	58,163	0.75%	796.86%	1,377,939	9,527	68,691	0.69%	721.01%
Total consumer loans receivable	1,398,031	16,344	67,242	1.17%	411.42%	1,490,158	16,440	69,045	1.10%	419.98%	1,920,967	18,859	79,215	0.98%	420.04%
Loans and leases receivable (1)	11,889,120	26,649	135,311	0.22%	507.75%	12,463,485	29,649	139,213	0.24%	469.54%	13,144,894	24,531	130,924	0.19%	533.71%
Loans receivable, PPP	74,735	—	—	—%	—%	137,063	—	—	—%	—%	998,153	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	897,912	—	—	—%	—%	962,566	—	—	—%	—%	1,323,312	—	—	—%	—%
Total loans held for sale	340,317	461	—	0.14%	—%	150,368	218	—	0.14%	—%	328,312	6,206	—	1.89%	—%
Total portfolio	$13,202,084	$27,110	$135,311	0.21%	499.12%	$13,713,482	$29,867	$139,213	0.22%	466.11%	$15,794,671	$30,737	$130,924	0.19%	425.95%
(1)    Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2023	2023	2023 (1)	2023	2022	2023	2022
Loan type
Commercial & industrial, including specialty lending	$5,282	$2,974	$258	$(71)	$12,960	$8,443	$15,066
Multifamily	127	1,999	1,448	—	—	3,574	1,653
Commercial real estate owner occupied	—	39	(34)	—	(2)	5	(51)
Commercial real estate non-owner occupied	(288)	—	266	4,234	972	4,212	5,954
Construction	—	—	—	(116)	(10)	(116)	(236)
Residential	(1)	13	24	(2)	7	34	(47)
Installment	12,202	12,473	13,602	14,606	13,237	52,883	44,029
Total net charge-offs (recoveries) from loans held for investment	$17,322	$17,498	$15,564	$18,651	$27,164	$69,035	$66,368

(1)    Excludes $6.2 million of charge-offs for certain PCD loans acquired from the FDIC that were immediately applied against $8.7 million of allowance for credit losses on PCD loans recognized upon the acquisition of the loan portfolio on June 15, 2023. Subsequent recoveries and charge-offs of these PCD loans will be included in the period in which they occur.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Twelve Months Ended December 31,
	Q4 2023		Q3 2023		Q2 2023		Q1 2023		Q4 2022		2023		2022
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$58,223	$1.79	$82,953	$2.58	$44,007	$1.39	$50,265	$1.55	$25,623	$0.77	$235,448	$7.32	$218,402	$6.51
Reconciling items (after tax):
Severance expense	473	0.01	—	—	141	0.00	637	0.02	—	—	1,251	0.04	1,058	0.03
Impairments on fixed assets and leases	—	—	—	—	12	0.00	86	0.00	—	—	98	0.00	1,051	0.03
Loss on sale of consumer installment loans	—	—	—	—	—	—	—	—	—	—	—	—	18,221	0.54
Loss on sale of capital call lines of credit	—	—	—	—	3,914	0.12	—	—	—	—	3,914	0.12	—	—
(Gains) losses on investment securities	(85)	0.00	492	0.02	49	0.00	(49)	0.00	13,543	0.41	407	0.01	18,926	0.56
Derivative credit valuation adjustment	267	0.01	(151)	0.00	(101)	0.00	204	0.01	202	0.01	219	0.01	(1,243)	(0.04)
Tax on surrender of bank-owned life insurance policies	—	—	—	—	4,141	0.13	—	—	—	—	4,141	0.13	—	—
FDIC special assessment	2,755	0.08	—	—	—	—	—	—	—	—	2,755	0.09	—	—
Core earnings	$61,633	$1.90	$83,294	$2.59	$52,163	$1.65	$51,143	$1.58	$39,368	$1.19	$248,233	$7.72	$256,415	$7.63

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Earnings, excluding PPP - Customers Bancorp											Twelve Months Ended December 31,
	Q4 2023		Q3 2023		Q2 2023		Q1 2023		Q4 2022		2023		2022
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$58,223	$1.79	$82,953	$2.58	$44,007	$1.39	$50,265	$1.55	$25,623	$0.77	$235,448	$7.32	$218,402	$6.51
Less: PPP net income (loss) (after tax)	(5,264)	(0.16)	(11,168)	(0.35)	(2,068)	(0.07)	9,606	0.30	(5,956)	(0.18)	(8,894)	(0.28)	37,669	1.12
Net income to common shareholders, excluding PPP	63,487	1.95	94,121	2.93	46,075	1.46	40,659	1.26	31,579	0.95	244,342	7.60	180,733	5.39
Reconciling items (after tax):
Severance expense	473	0.01	—	—	141	0.00	637	0.02	—	—	1,251	0.04	1,058	0.03
Impairments on fixed assets and leases	—	—	—	—	12	0.00	86	0.00	—	—	98	0.00	1,051	0.03
Loss on sale of consumer installment loans	—	—	—	—	—	—	—	—	—	—	—	—	18,221	0.54
Loss on sale of capital call lines of credit	—	—	—	—	3,914	0.12	—	—	—	—	3,914	0.12	—	—
(Gains) losses on investment securities	(85)	0.00	492	0.02	49	0.00	(49)	0.00	13,543	0.41	407	0.01	18,926	0.56
Derivative credit valuation adjustment	267	0.01	(151)	0.00	(101)	0.00	204	0.01	202	0.01	219	0.01	(1,243)	(0.04)
Tax on surrender of bank-owned life insurance policies	—	—	—	—	4,141	0.13	—	—	—	—	4,141	0.13	—	—
FDIC special assessment	2,755	0.08	—	—	—	—	—	—	—	—	2,755	0.09	—	—
Core earnings, excluding PPP	$66,897	$2.06	$94,462	$2.94	$54,231	$1.72	$41,537	$1.28	$45,324	$1.37	$257,127	$7.99	$218,746	$6.51

Core Return on Average Assets - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP net income	$62,092	$86,756	$47,574	$53,721	$28,711	$250,143	$228,034
Reconciling items (after tax):
Severance expense	473	—	141	637	—	1,251	1,058
Impairments on fixed assets and leases	—	—	12	86	—	98	1,051
Loss on sale of consumer installment loans	—	—	—	—	—	—	18,221
Loss on sale of capital call lines of credit	—	—	3,914	—	—	3,914	—
(Gains) losses on investment securities	(85)	492	49	(49)	13,543	407	18,926
Derivative credit valuation adjustment	267	(151)	(101)	204	202	219	(1,243)
Tax on surrender of bank-owned life insurance policies	—	—	4,141	—	—	4,141	—
FDIC special assessment	2,755	—	—	—	—	2,755	—
Core net income	$65,502	$87,097	$55,730	$54,599	$42,456	$262,928	$266,047

Average total assets	$21,252,273	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$21,486,383	$20,109,744

Core return on average assets	1.22%	1.57%	1.03%	1.05%	0.81%	1.22%	1.32%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets, excluding PPP - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP net income	$62,092	$86,756	$47,574	$53,721	$28,711	$250,143	$228,034
Less: PPP net income (loss) (after tax)	(5,264)	(11,168)	(2,068)	9,606	(5,956)	(8,894)	37,669
Net income, excluding PPP	67,356	97,924	49,642	44,115	34,667	259,037	190,365
Reconciling items (after tax):
Severance expense	473	—	141	637	—	1,251	1,058
Impairments on fixed assets and leases	—	—	12	86	—	98	1,051
Loss on sale of consumer installment loans	—	—	—	—	—	—	18,221
Loss on sale of capital call lines of credit	—	—	3,914	—	—	3,914	—
(Gains) losses on investment securities	(85)	492	49	(49)	13,543	407	18,926
Derivative credit valuation adjustment	267	(151)	(101)	204	202	219	(1,243)
Tax on surrender of bank-owned life insurance policies	—	—	4,141	—	—	4,141	—
FDIC special assessment	2,755	—	—	—	—	2,755	—
Core net income, excluding PPP	$70,766	$98,265	$57,798	$44,993	$48,412	$271,822	$228,378

Average total assets	$21,252,273	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$21,486,383	$20,109,744

Core return on average assets, excluding PPP	1.32%	1.77%	1.07%	0.87%	0.93%	1.27%	1.14%

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP net income	$62,092	$86,756	$47,574	$53,721	$28,711	$250,143	$228,034
Reconciling items:
Income tax expense	21,796	23,470	20,768	14,563	7,136	80,597	63,263
Provision (benefit) for credit losses	13,523	17,856	23,629	19,603	28,216	74,611	60,066
Provision (benefit) for credit losses on unfunded commitments	(136)	48	(304)	280	153	(112)	906
Severance expense	639	—	182	809	—	1,630	1,363
Impairments on fixed assets and leases	—	—	15	109	—	124	1,362
Loss on sale of consumer installment loans	—	—	—	—	—	—	23,465
Loss on sale of capital call lines of credit	—	—	5,037	—	—	5,037	—
(Gains) losses on investment securities	(114)	626	62	(62)	16,909	512	23,874
Derivative credit valuation adjustment	361	(192)	(130)	259	252	298	(1,621)
FDIC special assessment	3,723	—	—	—	—	3,723	—
Adjusted net income - pre-tax pre-provision	$101,884	$128,564	$96,833	$89,282	$81,377	$416,563	$400,712

Average total assets	$21,252,273	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$21,486,383	$20,109,744

Adjusted ROAA - pre-tax pre-provision	1.90%	2.32%	1.79%	1.72%	1.56%	1.94%	1.99%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision, excluding PPP - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP net income	$62,092	$86,756	$47,574	$53,721	$28,711	$250,143	$228,034
Less: PPP net income (loss) (after tax)	(5,264)	(11,168)	(2,068)	9,606	(5,956)	(8,894)	37,669
Net income, excluding PPP	67,356	97,924	49,642	44,115	34,667	259,037	190,365
Reconciling items:
Income tax expense	21,796	23,470	20,768	14,563	7,136	80,597	63,263
Provision (benefit) for credit losses	13,523	17,856	23,629	19,603	28,216	74,611	60,066
Provision (benefit) for credit losses on unfunded commitments	(136)	48	(304)	280	153	(112)	906
Severance expense	639	—	182	809	—	1,630	1,363
Impairments on fixed assets and leases	—	—	15	109	—	124	1,362
Loss on sale of consumer installment loans	—	—	—	—	—	—	23,465
Loss on sale of capital call lines of credit	—	—	5,037	—	—	5,037	—
(Gains) losses on investment securities	(114)	626	62	(62)	16,909	512	23,874
Derivative credit valuation adjustment	361	(192)	(130)	259	252	298	(1,621)
FDIC special assessment	3,723	—	—	—	—	3,723	—
Adjusted net income - pre-tax pre-provision, excluding PPP	$107,148	$139,732	$98,901	$79,676	$87,333	$425,457	$363,043

Average total assets	$21,252,273	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$21,486,383	$20,109,744

Adjusted ROAA - pre-tax pre-provision, excluding PPP	2.00%	2.52%	1.83%	1.53%	1.67%	1.98%	1.81%

Core Return on Average Common Equity - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP net income to common shareholders	$58,223	$82,953	$44,007	$50,265	$25,623	$235,448	$218,402
Reconciling items (after tax):
Severance expense	473	—	141	637	—	1,251	1,058
Impairments on fixed assets and leases	—	—	12	86	—	98	1,051
Loss on sale of consumer installment loans	—	—	—	—	—	—	18,221
Loss on sale of capital call lines of credit	—	—	3,914	—	—	3,914	—
(Gains) losses on investment securities	(85)	492	49	(49)	13,543	407	18,926
Derivative credit valuation adjustment	267	(151)	(101)	204	202	219	(1,243)
Tax on surrender of bank-owned life insurance policies	—	—	4,141	—	—	4,141	—
FDIC special assessment	2,755	—	—	—	—	2,755	—
Core earnings	$61,633	$83,294	$52,163	$51,143	$39,368	$248,233	$256,415

Average total common shareholders’ equity	$1,449,728	$1,373,244	$1,335,408	$1,273,780	$1,263,190	$1,358,564	$1,254,979

Core return on average common equity	16.87%	24.06%	15.67%	16.28%	12.36%	18.27%	20.43%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP net income to common shareholders	$58,223	$82,953	$44,007	$50,265	$25,623	$235,448	$218,402
Reconciling items:
Income tax expense	21,796	23,470	20,768	14,563	7,136	80,597	63,263
Provision (benefit) for credit losses	13,523	17,856	23,629	19,603	28,216	74,611	60,066
Provision (benefit) for credit losses on unfunded commitments	(136)	48	(304)	280	153	(112)	906
Severance expense	639	—	182	809	—	1,630	1,363
Impairments on fixed assets and leases	—	—	15	109	—	124	1,362
Loss on sale of consumer installment loans	—	—	—	—	—	—	23,465
Loss on sale of capital call lines of credit	—	—	5,037	—	—	5,037	—
(Gains) losses on investment securities	(114)	626	62	(62)	16,909	512	23,874
Derivative credit valuation adjustment	361	(192)	(130)	259	252	298	(1,621)
FDIC special assessment	3,723	—	—	—	—	3,723	—
Pre-tax pre-provision adjusted net income available to common shareholders	$98,015	$124,761	$93,266	$85,826	$78,289	$401,868	$391,080

Average total common shareholders’ equity	$1,449,728	$1,373,244	$1,335,408	$1,273,780	$1,263,190	$1,358,564	$1,254,979

Adjusted ROCE - pre-tax pre-provision	26.82%	36.04%	28.01%	27.33%	24.59%	29.58%	31.16%

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP net interest income	$172,506	$199,773	$165,271	$149,899	$135,137	$687,449	$623,720
PPP net interest (income) expense	596	1,381	765	(14,106)	2,791	(11,364)	(60,402)
Tax-equivalent adjustment	398	405	390	375	342	1,568	1,185
Net interest income, tax equivalent, excluding PPP	$173,500	$201,559	$166,426	$136,168	$138,270	$677,653	$564,503

GAAP average total interest earning assets	$20,802,304	$21,485,319	$21,073,680	$20,514,677	$20,211,028	$20,971,198	$19,588,374
Average PPP loans	(115,851)	(166,164)	(207,127)	(889,235)	(1,065,919)	(341,987)	(1,724,659)
Adjusted average total interest earning assets, excluding PPP	$20,686,453	$21,319,155	$20,866,553	$19,625,442	$19,145,109	$20,629,211	$17,863,715

Net interest margin, tax equivalent, excluding PPP	3.33%	3.75%	3.20%	2.80%	2.87%	3.28%	3.16%

Loan Yield, excluding PPP						Twelve Months Ended December 31,
(Dollars in thousands except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
Interest income on loans and leases	$248,160	$275,771	$252,894	$255,913	$218,740	$1,032,738	$745,313

PPP interest income	(839)	(604)	(1,633)	(23,551)	(7,249)	(26,627)	(79,381)
Interest income on core loans (Loans and leases, excluding PPP)	$247,321	$275,167	$251,261	$232,362	$211,491	$1,006,111	$665,932

Average total loans and leases	$13,486,453	$13,899,034	$14,842,432	$15,477,973	$15,388,003	$14,419,572	$14,911,165
Average PPP loans	(115,851)	(166,164)	(207,127)	(889,235)	(1,065,919)	(341,987)	(1,724,659)
Adjusted average total loans and leases	$13,370,602	$13,732,870	$14,635,305	$14,588,738	$14,322,084	$14,077,585	$13,186,506

Loan yield, excluding PPP	7.34%	7.95%	6.89%	6.46%	5.86%	7.15%	5.05%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP net interest income	$172,506	$199,773	$165,271	$149,899	$135,137	$687,449	$623,720

GAAP non-interest income	$18,672	$17,775	$15,997	$18,121	$7,345	$70,565	$32,272
Loss on sale of consumer installment loans	—	—	—	—	—	—	23,465
Loss on sale of capital call lines of credit	—	—	5,037	—	—	5,037	—
(Gains) losses on investment securities	(114)	626	62	(62)	16,909	512	23,874
Derivative credit valuation adjustment	361	(192)	(130)	259	252	298	(1,621)
Core non-interest income	18,919	18,209	20,966	18,318	24,506	76,412	77,990
Core revenue	$191,425	$217,982	$186,237	$168,217	$159,643	$763,861	$701,710

GAAP non-interest expense	$93,767	$89,466	$89,297	$80,133	$78,419	$352,663	$304,629
Severance expense	(639)	—	(182)	(809)	—	(1,630)	(1,363)
Impairments on fixed assets and leases	—	—	(15)	(109)	—	(124)	(1,362)
FDIC special assessment	(3,723)	—	—	—	—	(3,723)	—
Core non-interest expense	$89,405	$89,466	$89,100	$79,215	$78,419	$347,186	$301,904

Core efficiency ratio (1)	46.70%	41.04%	47.84%	47.09%	49.12%	45.45%	43.02%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

Core non-interest expense to average total assets - Customers Bancorp						Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	2023	2022
GAAP non-interest expense	$93,767	$89,466	$89,297	$80,133	$78,419	$352,663	$304,629
Severance expense	(639)	—	(182)	(809)	—	(1,630)	(1,363)
Impairments on fixed assets and leases	—	—	(15)	(109)	—	(124)	(1,362)
FDIC special assessment	(3,723)	—	—	—	—	(3,723)	—
Core non-interest expense	$89,405	$89,466	$89,100	$79,215	$78,419	$347,186	$301,904

Average total assets	$21,252,273	$21,978,010	$21,654,735	$21,052,920	$20,717,362	$21,486,383	$20,109,744

Core non-interest expense to average total assets	1.67%	1.62%	1.65%	1.53%	1.50%	1.62%	1.50%

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
GAAP total shareholders’ equity	$1,638,394	$1,561,607	$1,456,652	$1,421,020	$1,402,961
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,496,971	$1,420,184	$1,315,229	$1,279,597	$1,261,538

GAAP total assets	$21,316,265	$21,857,152	$22,028,565	$21,751,614	$20,896,112
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$21,312,636	$21,853,523	$22,024,936	$21,747,985	$20,892,483

Tangible common equity to tangible assets	7.0%	6.5%	6.0%	5.9%	6.0%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
GAAP total shareholders’ equity	$1,638,394	$1,561,607	$1,456,652	$1,421,020	$1,402,961
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,496,971	$1,420,184	$1,315,229	$1,279,597	$1,261,538

GAAP total assets	$21,316,265	$21,857,152	$22,028,565	$21,751,614	$20,896,112
Loans receivable, PPP	(74,735)	(137,063)	(188,763)	(246,258)	(998,153)
Total assets, excluding PPP	$21,241,530	$21,720,089	$21,839,802	$21,505,356	$19,897,959
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets, excluding PPP	$21,237,901	$21,716,460	$21,836,173	$21,501,727	$19,894,330

Tangible common equity to tangible assets, excluding PPP	7.0%	6.5%	6.0%	6.0%	6.3%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
GAAP total shareholders’ equity	$1,638,394	$1,561,607	$1,456,652	$1,421,020	$1,402,961
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,496,971	$1,420,184	$1,315,229	$1,279,597	$1,261,538

Common shares outstanding	31,440,906	31,311,254	31,282,318	31,239,750	32,373,697

Tangible book value per common share	$47.61	$45.36	$42.04	$40.96	$38.97

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q4 2023	Q4 2022	Q4 2021	Q4 2020	Q4 2019	Q4 2018
GAAP total shareholders’ equity	$1,638,394	$1,402,961	$1,366,217	$1,117,086	$1,052,795	$956,816
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles	(3,629)	(3,629)	(3,736)	(14,298)	(15,195)	(16,499)
Tangible common equity	$1,496,971	$1,261,538	$1,224,687	$885,317	$820,129	$722,846

Common shares outstanding	31,440,906	32,373,697	32,913,267	31,705,088	31,336,791	31,003,028

Tangible book value per common share	$47.61	$38.97	$37.21	$27.92	$26.17	$23.32

Core Loans (Total Loans and Leases, excluding PPP)

(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Total loans and leases	$13,202,084	$13,713,482	$13,910,907	$15,063,034	$15,794,671

Loans receivable, PPP	(74,735)	(137,063)	(188,763)	(246,258)	(998,153)
Core Loans (Total loans and leases, excluding PPP)	$13,127,349	$13,576,419	$13,722,144	$14,816,776	$14,796,518

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Loans Held for Investment (Total Loans and Leases Held for Investment, excluding PPP)

(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Total loans and leases, held for investment	$12,861,767	$13,563,114	$13,832,799	$14,638,977	$15,466,359

Loans receivable, PPP	(74,735)	(137,063)	(188,763)	(246,258)	(998,153)
Core Loans Held for Investment (Total loans and leases held for investment, excluding PPP)	$12,787,032	$13,426,051	$13,644,036	$14,392,719	$14,468,206

Total Assets, excluding PPP

(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Total assets	$21,316,265	$21,857,152	$22,028,565	$21,751,614	$20,896,112

Loans receivable, PPP	(74,735)	(137,063)	(188,763)	(246,258)	(998,153)
Total assets, excluding PPP	$21,241,530	$21,720,089	$21,839,802	$21,505,356	$19,897,959

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP

(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Loans and leases receivable	$11,963,855	$12,600,548	$12,826,531	$13,391,610	$14,143,047

Loans receivable, PPP	(74,735)	(137,063)	(188,763)	(246,258)	(998,153)
Loans and leases held for investment, excluding PPP	$11,889,120	$12,463,485	$12,637,768	$13,145,352	$13,144,894

Allowance for credit losses on loans and leases	$135,311	$139,213	$139,656	$130,281	$130,924

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	1.14%	1.12%	1.11%	0.99%	1.00%